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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made as of the ___ day of ____________, 2004, by and between EXPRESS FREIGHT SYSTEMS, INCORPORATED, a Tennessee corporation having its principal office located at 5301 W. Cypress Street, Suite 111, Tampa, Florida 33607 (hereinafter "EFS"), and JOHN A. LIMERICK, III, an individual residing in Hamilton County, Tennessee (hereinafter "Executive").

                                   WITNESSETH:

      Concurrently with the execution and delivery of this Agreement, XRG, Inc., a Delaware corporation and the parent corporation of EFS ("XRG"), is purchasing the stock of Express Freight Systems, Incorporated, a Tennessee corporation ("Stock Transaction"). Upon the consummation of the Stock Transaction, EFS desires to employ the Executive, and the Executive wishes to accept such employment with EFS, upon the terms and conditions set forth in this Agreement.

      Accordingly, in consideration of the foregoing and the respective covenants of the parties set forth herein, the parties, intending to be legally bound, agree as follows:

      1. Employment. EFS hereby employs the Executive and the Executive hereby accepts employment with EFS upon the terms and conditions hereinafter set forth. All previous employment agreements or other terms and conditions of employment between EFS or XRG and the Executive are hereby terminated and are superseded by this Agreement.

      2. Term. Subject to the provisions of Paragraph 11 hereof, the term of the Executive's employment by EFS under this Agreement shall commence on the date hereof and shall continue for a term of ten (10) years ("Original Term"). Expiration of the Original Term shall not prevent EFS from continuing the Executive's employment beyond such expiration on such terms as may be mutually satisfactory to EFS and the Executive. The term of the Executive's employment hereunder, including any extension beyond the Original Term, is hereinafter referred to as the "Employment Period."

      3. Duties. The Executive shall be employed in the capacity of Vice President of Sales of EFS and shall have such duties as are assigned or delegated to him from time to time by the Board of Directors of EFS. At all times during the Employment Period, at least one member of the Board of Directors shall be designated by John Limerick, Sr., who at his option, may serve in a non-voting advisory capacity. The Executive shall devote such time and attention during normal business hours to the business of EFS as determined by the Board of Directors of EFS. Nothing herein, however, shall prevent the Executive from engaging in additional activities in connection with personal investments and community affairs that do not interfere or conflict with his duties hereunder.

      4. Base Compensation. The Executive shall be paid a salary at an annual rate of One Hundred Fifty Thousand Dollars ($150,000) (the "Base Compensation") during the Original Term, which shall be payable in installments in accordance with EFS's customary payroll practices, but no less frequently than monthly. Executive's Base Compensation shall be subject to adjustment on an annual basis as reasonably determined by the Board of Directors of EFS, taking into consideration cost of living adjustments in the market, Executive's performance, and other factors

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as deemed appropriate by the Board of Directors. The salary to be paid during any extension of the Employment Period beyond the Original Term will be as agreed to by EFS and the Executive.

      5. Quarterly Bonus. The Executive shall be entitled to participate in a quarterly bonus program. The quarterly bonus program is described in Exhibit A.

      6. Stock. At the closing of the Stock Transaction, as more particularly set forth in the stock option plan attached hereto as Exhibit B, XRG agrees to issue to Executive a total of Four Hundred Fifty Thousand (450,000) shares of XRG common stock (the "Stock Grant").

      In addition to the Stock Grant, the Executive will be entitled to acquire shares of XRG common stock pursuant to a stock option plan in the form attached hereto as Exhibit B which has been developed by XRG and its legal counsel and approved by Executive and which will be implemented and administered by XRG.

      7. Automobile Expense Allowance. During the Employment Period, EFS shall pay to the Executive an automobile expense allowance of $750 per month, which shall be paid to Executive on the first business day of each month. This amount covers automobile purchase or lease payments and automobile insurance payments.

      8. Expenses. Subject to compliance by the Executive with such policies regarding expenses and expense reimbursement as may be adopted from time to time by EFS, the Executive is authorized to incur reasonable expenses in the performance of his duties hereunder in furtherance of the business and affairs of EFS and EFS will reimburse the Executive for all such reasonable expenses, in all cases upon the presentation by the Executive of an itemized account satisfactory to EFS in substantiation of such expenses.

      9. Vacations. The Executive shall be entitled to paid vacations in accordance with the policies of EFS in effect, from time to time, as determined by the Board of Directors of EFS; but in any event, Executive shall be entitled to not less than two (2) weeks per year of paid vacation.

      10. Other Employee Benefits. The Executive shall, during the Employment Period, be eligible to participate in such pension, profit sharing, bonus, life insurance, disability insurance, hospitalization and medical and other employee benefit plans of EFS which may be in effect from time to time and generally made available to executive employees of EFS and/or XRG (including without limitation, holiday pay, sick leave and personal leave) to the extent he is eligible under the terms of those plans; provided, however, that the allocation of benefits under any bonus or other plan which provides that allocations thereunder shall be in the discretion of the Board of Directors of EFS shall be as reasonably determined from time to time solely by the Board of Directors.

      11. Termination.

      (a) The Employment Period, the Executive's compensation and any and all other rights of the Executive under this Agreement or otherwise as an employee of EFS shall terminate (except as to compensation and rights accrued prior to the effective date of such termination): (i) upon the death of the Executive;
(ii) upon fourteen (14) days prior written notice by EFS to Executive in the event of the physical or mental disability of the Executive (as defined in Paragraph 11(b) below); (iii) for Cause (as defined in Paragraph 11(c) below), immediately upon the giving of written notice thereof by EFS to the Executive, or at such later time as such notice

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may specify; or (iv) without Cause at any time after the initial one-year term hereof, upon not less than sixty (60) days' prior written notice by either the Executive or EFS to the other party and subject to Paragraph 11(d) below.

      (b) For purposes of this Agreement, the Executive shall be deemed to have a "physical or mental disability" if for medical reasons he has been unable to perform his duties for ninety (90) consecutive days or one hundred eighty (180) days in any 12-month period, all as determined in good faith by two physicians mutually acceptable to Executive (or his representative) and the Board of Directors of EFS.

      (c) For purposes of this Agreement, the term "Cause" shall be deemed to mean the Executive's conviction of a felony crime, the Executive's commission of any act of willful misconduct or dishonesty which may have a material adverse financial impact on the business of EFS, or the material breach of any provision of this Agreement by the Executive which is not cured within thirty (30) days after written notice to Executive.

      (d) In the event the Employment Period is terminated by EFS for any reason other than for Cause or for the death or the physical or mental disability of the Executive, EFS shall pay to the Executive, as EFS's sole and exclusive obligation related to such termination, the compensation and annual bonuses provided for in this Agreement for the remainder of the Original Term. The Executive shall also be entitled to a continuation of medical and life insurance benefits, on the same terms and conditions as existed immediately prior to such termination, for the remainder of the Original Term.

      (e) Executive may terminate his employment for good reason. For purposes of this Agreement, "good reason" shall mean a failure by EFS to comply with any material provision of this Agreement, which failure is not cured within fourteen
(14) days after a written notice of noncompliance has been given by Executive to EFS, provided that the foregoing notice and cure provisions shall not apply to any failure by EFS to comply with its payment obligations hereunder.

      12. Non-Disclosure Covenant. The Executive acknowledges that (i) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information (as hereinafter defined); (ii) public disclosure of Confidential Information could have a material adverse impact on XRG, on EFS or on the other subsidiaries of XRG (hereinafter "XRG COMPANIES") and their respective businesses; (iii) the Executive possesses substantial knowledge, expertise and skill with respect to the business of the XRG Companies; and (iv) XRG has required the Executive to make the covenants set forth in this Section 12 as a condition to its purchase of the stock of Express Freight Systems, Incorporated and Freeway Systems, Incorporated and the Executive is willing to do so. The Executive acknowledges that the provisions of this Section 12 are reasonable and necessary with respect to the use of Confidential Information.

      As used in this Agreement, the term "Confidential Information" shall mean inventions and improvements, ideas, plans, processes, techniques, technology, customer lists, business methods, trade secrets as defined under applicable law, and other information developed or acquired by or on behalf of the XRG Companies which relate to or affect any aspect of the business of the XRG Companies. Confidential Information shall not include information that becomes generally known to the public through no act of Executive in breach of this Agreement

      In consideration of the foregoing and of continued employment of the Executive by EFS

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and the compensation and benefits paid or provided, and to be paid or provided, to the Executive by EFS, the Executive hereby covenants and agrees as follows:

      Both during and after the Employment Period, the Executive shall not, without EFS's prior written consent, disclose to any third party, or use for any purpose other than for the exclusive benefit of the XRG Companies, any Confidential Information.

      The Executive agrees that disclosures made by the XRG Companies to governmental authorities, to their customers or potential customers, to their suppliers or potential suppliers, to their employees or potential employees, to their consultants or potential consultants or disclosures made by the XRG Companies in any litigation or administrative or governmental proceedings shall not mean that the matters so disclosed are available to the general public.

      The Executive shall not remove from the premises of the XRG Companies, except when appropriate to the pursuit of their business, any document, record, notebook, plan, model, component, or device. The Executive recognizes that, as between the XRG Companies and the Executive, all such documents, records, notebooks, plans, models, components or devices, whether or not developed by the Executive, are the exclusive property of the XRG Companies. In the event of termination of the Executive's employment with EFS, or upon the earlier request of any of the XRG Companies during the Employment Period, the Executive shall return to the XRG Companies all documents, records, notebooks, plans, models, components, and devices in the Executive's possession or subject to the Executive's control. The Executive shall not retain any copies, abstracts, sketches or other physical embodiment of any such document, record, notebook, plan, model, component or device.

      13. Covenant Not to Compete; Non-Interference.

      (a) The Executive acknowledges that the services to be performed under this Agreement are of a special character, that the businesses of the XRG Companies are national in scope, that their services are marketed throughout the United States, and that the XRG Companies compete with other organizations that are or could be located in any part of the United States. The Executive further acknowledges that XRG requires the Executive to agree to the provisions of this
Section 13 as a condition to its purchase of the stock of Express Freight Systems, Incorporated. In consideration of the foregoing, and in consideration of his continued employment by EFS, the Executive hereby covenants and agrees that during Executive's employment with EFS, and for a period of two (2) years following any termination of Executive's employment hereunder (other than termination by Executive under Section 11(e) which shall not trigger the following), Executive agrees that he shall not:

      (i) whether for the Executive's own account or for the account of any other person, solicit the business of any person or entity known by the Executive to be a customer of the XRG Companies, whether or not the Executive had personal contact with such person or entity during his employment with EFS; and

      (ii) whether for the Executive's own account or the account of any other person, solicit, employ or otherwise engage as an employee, independent contractor or otherwise, any person who is or was an employee of any of the XRG Companies during the Executive's Employment Period, or in any manner induce or attempt to induce any employee of any of the XRG Companies to terminate his/her employment with such company.

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      It is understood by and between the parties hereto that the foregoing covenants by the Executive set forth in this Section 13 are essential elements of this Agreement and that but for the agreement of the Executive to comply with such covenants, EFS would not have entered into this Agreement. EFS and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the businesses conducted by the XRG Companies.

      (b) Notwithstanding any provision of this Agreement to the contrary, the restrictions set forth in Section 13 hereof shall not apply and shall immediately terminate without the further action of either party (1) in the event that EFS terminates the Employment Period during the Original Term for any reason other than for Cause or the physical or mental disability of the Executive, (2) in the event Executive terminates the Employment Period during the Original Term for good reason, (3) upon the occurrence of an event of default under that certain Stock Pledge Agreement of even date herewith by and among the Company, EFS and Executive, or (4) upon the occurrence of an event of default under that certain Security Agreement of even date herewith by and among the Company, EFS and Executive.

      (c) Notwithstanding that the Executive's employment hereunder may expire or be terminated as provided in Section 11 hereof, this Agreement shall continue in full force and effect insofar as is necessary to enforce the covenants and agreements of the Executive contained in Section 13.

      14. Injunctive Relief. The Executive acknowledges that the damages that would be suffered by the XRG Companies as a result of a breach of the provisions of Section 12 or 13 of this Agreement may not be calculable, and that an award of a monetary judgment to any of the XRG Companies for such a breach would be an inadequate remedy. Consequently, any of the XRG Companies shall have the right, in addition to any other rights it may have, to obtain, in any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach hereof or otherwise to specifically enforce any of the provisions of this Agreement and such company shall not be obligated to post bond or other security in seeking such relief.

      15. Definition of "person." The term "person" shall mean any individual, corporation, firm, association, partnership, limited liability company or other legal entity or other form of business organization.

      16. Compliance with Other Agreements. The Executive represents and warrants that the execution and delivery by the Executive of this Agreement and the performance by the Executive of his obligations hereunder will not, with or without the giving of notice or the passage of time, or both, (i) violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency applicable to the Executive; or (ii) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which he is or may be bound.

      17. Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

      18. Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives, including, without limitation, any entity with which EFS may merge or consolidate

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or to which it may transfer all or substantially all of its assets. Insofar as the Executive is concerned, this Agreement, being personal, may not be assigned.

      19. Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or three (3) days after being mailed by registered or certified first class mail, postage prepaid.

      20. Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

      21. Severability. If any provision or provisions of this Agreement shall be declared invalid or unenforceable, any such provision or provisions shall be deemed severed from the remainder of the provisions contained herein which shall otherwise remain in full force and effect.

      22. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the principles of conflicts of law thereof. The Executive hereby submits to the jurisdiction and venue of the Circuit Court of the State of Florida for the County of Hillsborough or the United States District Court for the Middle District of Florida, Tampa Division, for purposes of any legal action initiated by EFS against Executive relating hereto, and EFS hereby submits to the jurisdiction and venue of the courts of Hamilton County, Tennessee or the United States District Court for the Eastern District of Tennessee, for purposes of any legal action initiated by Executive against EFS relating hereto.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date above first written.

EXPRESS FREIGHT SYSTEMS, INC.               EXECUTIVE:
a Tennessee corporation

By: ____________________________            ________________________________

Title: _________________________

Attachment:

Exhibit A - Description of Express Freight Systems Quarterly Bonus Program Exhibit B - Description of XRG, Inc. Stock Option Plan

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                         CORPORATE GUARANTY OF XRG, INC.

                                           Date:________________, 20___

      To induce _______________ (the "Executive") to enter into the foregoing Employment Agreement with Express Freight Systems, Inc. ("EFS"), the undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby guarantee to Executive and his successors and assigns, the due regular and punctual payment of any sum or sums of money which EFS may owe to Executive now or at any time hereafter, and does hereby further guarantee to Executive, and his successors and assigns, the due, regular and punctual performance of any other duty or obligation of any kind or character whatsoever that EFS may owe to Executive now or at any time hereafter under the terms of the foregoing Employment Agreement (all such payment and performance obligations being collectively referred to as "OBLIGATIONS"). Undersigned does hereby further guarantee to pay upon demand all losses, costs, attorneys' fees and expenses that may be suffered by Executive by reason of EFS' default or default of the undersigned.

      This Guaranty is a guaranty of prompt payment and performance and not merely a guaranty of collection. Nothing herein shall require Executive to first seek or exhaust any remedy against EFS, its successors and assigns, or any other person obligated with respect to the Obligations. It is agreed that Executive may, upon any breach or default of EFS, or at any time thereafter, make demand upon the undersigned and receive payment and performance of the Obligations, with or without notice or demand for payment or performance by EFS, its successors or assigns, or any other person. Suit may be brought and maintained against the undersigned, at your election, without joinder of EFS or any other person as parties thereto.

      The undersigned agrees that its obligations under this Guaranty shall be primary, absolute, continuing and unconditional, irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of the undersigned): (a) any extension, renewal, amendment, change, waiver or other modification of the Employment Agreement; (b) the absence of, or delay in, any action to enforce the Employment Agreement, this Guaranty or any other document; (c) the release of, extension of time for payment or performance by, or any other indulgence granted to EFS or any other person with respect to the Obligations by operation of law or otherwise; (d) EFS' voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting EFS or any of its assets; or (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

      This Guaranty may be terminated upon delivery to Executive of a written termination notice from the undersigned upon the complete discharge of all Obligations under the Employment Agreement. However, as to all Obligations (whether matured, unmatured, absolute, contingent or otherwise) incurred by EFS prior to Executive's receipt of such written termination notice (and regardless of any subsequent amendment, extension or other modification which may be made with respect to such Obligations), this Guaranty shall nevertheless continue and remain undischarged until all such Obligations are indefeasibly paid and performed in full.

      The undersigned agrees that this Guaranty shall remain in full force and effect or be reinstated (as the case may be) if at any time payment or performance of any of the Obligations (or any part thereof) is rescinded, reduced or must otherwise be restored or resumed by Executive, all as though such payment or performance had not been made. If, by reason of any bankruptcy, insolvency or similar laws effecting the rights of creditors, Executive shall be prohibited from exercising any of your rights or remedies against EFS or any other person or against any property, then, as between Executive and the undersigned, such prohibition shall be of no force and effect, and Executive shall have the right to make demand upon, and receive payment from, the undersigned of all amounts and other sums that would be due to Executive upon a default with respect to the Obligations.

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      Notice of acceptance of this Guaranty and of any default by EFS or any other person is hereby waived. Presentment, protest demand, and notice of protest, demand and dishonor of any of the Obligations, and the exercise of possessory, collection or other remedies for the Obligations, are hereby waived. The undersigned warrants that it has adequate means to obtain from EFS on a continuing basis financial data and other information regarding EFS and is not relying upon Executive to provide any such data or other information. Without limiting the foregoing, notice of adverse change in EFS' financial condition or of any other fact that might materially increase the risk of the undersigned is also waived. All settlements, compromises, accounts stated and agreed balances made in good faith between EFS, its successors or assigns, and Executive shall be binding upon and shall not affect the liability of the undersigned.

      This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by Executive. No failure by Executive to exercise your rights hereunder shall give rise to any estoppel against Executive, or excuse the undersigned from performing hereunder. This Guaranty shall bind the undersigned's successors and assigns and the benefits thereof shall extend to and include your successors and assigns. The undersigned hereby submits to the jurisdiction and venue of the courts of Hamilton County, Tennessee or the United States District Court for the Eastern District of Tennessee, for the purposes of any legal action initiated by Executive against the undersigned relating hereto. If any provisions of this Guaranty are in conflict with any applicable statute, rule or law, then such provisions shall be deemed null and void to the extent that they may conflict therewith, but without invalidating any other provisions hereof.

      Each signatory on behalf of a corporate guarantor warrants that he has authority to sign on behalf of such corporation and by so signing, to bind said guarantor corporation hereunder.

      IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.

                                            XRG, INC.

                                            By: ____________________________
                                                   (Signature)

                                            Name: __________________________

                                            Title: _________________________

ATTEST:

____________________________

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                                    EXHIBIT A

                 EXPRESS FREIGHT SYSTEMS QUARTERLY BONUS PROGRAM

Each employee participant in the EFS quarterly bonus program shall be entitled to receive, on a quarterly basis, a payment equal to a certain percentage of the "bonus pool" as defined below. The percentage amount for each employee shall be determined by the company's board of directors on an annual basis.

The EFS bonus pool shall be determined on a calendar quarter basis, starting with the first calendar quarter (plus any initial stub period) after the Closing date, and shall be the amount (if any) by which the total operating expenses for such quarter are less than 85% of the total gross freight revenue billed by EFS for such quarter, plus 89% of all freight brokerage revenue billed by EFS for such quarter. If in any one quarter the calculation is negative no bonus will be earned, and the negative amount will be carried forward to future quarters until it is exhausted.

The following items are included in determining quarterly operating expense:

      Wages and salaries of all drivers, maintenance, dispatch, sales, and all other operations personnel designated at the start of each quarter

      Office space and office equipment rental related to dispatch or operations;

      Depreciation on assets used in dispatch or operations;

      Office supplies and equipment related to dispatch or operations;

      Utilities related to dispatch or operations;

      Debt service interest, depreciation, or lease payments on transportation equipment;

      Payments to owner/operators;

      Licenses and permits, and any other costs related to the transportation equipment;

      Professional fees, consultant fees related to dispatch or operations;

      Telephone, fax and broadband lines related to dispatch or operations;

      Travel and lodging costs related to dispatch, sales or operations;

      Dispatch, sales, or operations employee automobile expenses, medical and benefit expenses, payroll taxes, and other employee related costs;

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A chart of accounts will be developed which will categorize expenses into transportation costs, or sales, and dispatch costs. All expenses used in calculating the bonus pool will be recorded in one of these two categories.

Gross revenue will include all revenue invoiced by the company for freight movements, including brokerage freight. The bonus pool will consist of 85% of all freight revenue and an additional 75% of gross profit on brokerage revenue after paid transportation.

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                                    EXHIBIT B

                           XRG, INC. STOCK OPTION PLAN

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